EXHIBIT 21.1


                        SUBSIDIARIES OF THE REGISTRANT

                                                             State of
                    Name of Subsidiary                       Organization
                    ------------------                       ------------

Baseline, Inc.                                               Delaware

Broadway.com, Inc.                                           Delaware

Fedora, Inc.                                                 Iowa

hollywood.com, Inc.                                          California

Hollywood.com International, Inc.                            Delaware

Hollywood.fr SARL                                            France

Hollywood Wrestling Venture LLC                              Delaware

NetCo Partners (1)

Showtimes.com, Inc.                                          Delaware

Tekno Books (2)

Tekno Books International, LLC                               Wisconsin

Tekno Comix, Inc.                                            Florida

Theatre Direct NY, Inc.                                      New York

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(1)  NetCo Partners is a general partnership formed under the laws of the State of New York in which Hollywood Media has a 50% partnership interest.

(2) Tekno Books is a general partnership formed under the laws of the State of Wisconsin in which Hollywood Media has a 51% ownership interest.